Exhibit 3.2

ELANCO ANIMAL HEALTH
INCORPORATED

AMENDED AND RESTATED BYLAWS

Adopted as of

May 30, 2024

(Effective May 30, 2024)

ELANCO ANIMAL HEALTH INCORPORATED

AMENDED AND RESTATED BYLAWS

i

ii

AMENDED AND RESTATED BYLAWS
of
ELANCO ANIMAL HEALTH INCORPORATED
(an Indiana Corporation)

ARTICLE I

The Shareholders

SECTION 1.1.      Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such date and at such time as shall be designated by resolution of the Board of Directors from time to time. Failure to hold an annual meeting of the shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation. The Chairman or the Board of Directors may postpone, reschedule or cancel any annual meeting previously called by the Board of Directors.

SECTION 1.2.      Special Meetings.

(a)            Special meetings of the shareholders may be called at any time by (i) the Board of Directors or (ii) the Chairman of the Board of Directors. Special meetings of the shareholders may also be called by the Secretary of the Corporation upon the written request (a “Special Meeting Request”) of shareholders (A) representing an aggregate net long position of at least twenty-five percent (25%) of the voting power of all the outstanding shares of the Corporation which are entitled to vote at such special meeting (the “Requisite Percentage”) and (B) that have complied in full with the requirements set forth in these Bylaws. The Chairman or the Board of Directors may postpone, reschedule or cancel any special meeting previously called by the Board of Directors or the Chairman.

(b)            “Net long position” shall be determined with respect to each requesting shareholder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), provided that (i) for purposes of such definition, in determining such shareholder's “short position,” the reference in such Rule to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of the relevant Special Meeting Request and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (“NYSE”) on such date (or, if such date is not a trading day, the next succeeding trading day) and (ii) the “net long position” of such shareholder shall be reduced by the number of shares as to which such shareholder does not, or will not, have the right to vote or direct the vote at the proposed special meeting or as to which such shareholder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(c)            A Special Meeting Request must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation. To be valid, a Special Meeting Request must be signed and dated by each shareholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Shareholder”), and include (i) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Shareholder; (ii) in the case of any director nominations proposed to be presented at the special meeting, the information required by subsections (c), (e), and (f) of Section 1.10 with respect to each Requesting Shareholder and each proposed nominee; (iii) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by subsection (c) of Section 1.9 with respect to each Requesting Shareholder; (iv) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (v) a representation as to whether the Requesting Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (vi) an agreement by the Requesting Shareholders to notify the Corporation promptly in the event of any decrease in the aggregate net long position of the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease to below the Requisite Percentage shall be deemed to be a revocation of such Special Meeting Request; and (vii) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the shareholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the Corporation.

(d)            Each Requesting Shareholder shall further update and supplement the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true, correct and complete in all material respects (i) as of the record date for the special meeting and (ii) as of the date that is ten (10) business days prior to the special meeting or any adjournment thereof. Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the special meeting or any adjournment thereof.

(e)            In determining whether a special meeting of shareholders has been requested by shareholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose(s) of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

(f)            A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 1.2; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item of business (a “Similar Item”), other than the election or removal of director(s), was presented at an annual or special meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is delivered to or received by the Secretary; (v) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of shareholders held not more than ninety (90) days before the Special Meeting Request is delivered to or received by the Secretary; (vi) a Similar Item, including the election or removal of director(s), is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called by the Board of Directors or the Chairman of the Board of Directors for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 1.2(f), the nomination, election or removal of directors shall be deemed to be Similar Items with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 1.2 have been satisfied and such determination shall be binding on the Corporation and its shareholders.

(g)            A Requesting Shareholder may revoke a Special Meeting Request at any time prior to the special meeting by written revocation delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation. If, following such revocation (or deemed revocation pursuant to clause (vi) of subsection (c) of this Section 1.2), there are unrevoked requests from Requesting Shareholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting of shareholders.

(h)            If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at such special meeting of shareholders, notwithstanding that proxies may have been solicited in respect of such business.

(i)            Business transacted at any special meeting of shareholders shall be limited to (i) the purpose(s) stated in the notice for such special meeting and (ii) any additional matters the Board of Directors or the Chairman of the Board of Directors determines to submit to the shareholders at such special meeting. The chairman of a special meeting of shareholders shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the Special Meeting in accordance with these Bylaws. If the chairman of a special meeting of shareholders determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 1.3.      Time, Place, and Conduct of Meetings. Subject to Section 1.1, each meeting of the shareholders shall be held at such time of day and at such place or no place, solely by means of remote communication, as may be fixed by the Board of Directors, either within or without the State of Indiana, as shall be determined by the Board of Directors. Each adjourned meeting of the shareholders shall be held at such time and place as may be provided in the motion for adjournment. The chairman of each meeting shall have sole authority to decide questions relating to the conduct of that meeting.

SECTION 1.4.      Notice of Meetings. The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed (which may include by facsimile or other form of electronic communication) at least ten (10) but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder’s address as the same appears on the records maintained by the Corporation. Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting. Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof. Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.

SECTION 1.5.      Quorum. At any meeting of the shareholders, a majority of the outstanding shares entitled to vote on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. In the absence of a quorum, the chairman of the meeting or the holders of a majority of the shares entitled to vote present in person or by proxy or if no shareholder entitled to vote is present in person or by proxy any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 1.6.      Voting. Except as otherwise provided by statute or by the Articles of Incorporation of the Corporation (as amended, restated or otherwise modified from time to time, the “Articles of Incorporation”), at each meeting of the shareholders each holder of shares entitled to vote shall have the right to one vote for each share standing in the shareholder’s name on the books of the Corporation on the record date fixed for the meeting under Section 1.8. Each shareholder entitled to vote shall be entitled to vote in person or by proxy executed in writing (which shall include facsimile) or transmitted by electronic submission by the shareholder or a duly authorized attorney in fact. Unless otherwise specified in the Articles of Incorporation or by applicable statute, the vote of shareholders approving any matter, other than the election of directors, shall require that the votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present. In the event that more than one group of shares is entitled to vote as a separate voting group, the vote of each group shall be considered and decided separately. Directors shall be elected as set forth in Article 13 of the Articles of Incorporation.

SECTION 1.7.      Voting Lists. The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under Section 1.8 and at least five (5) days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be on file at the principal office of the Corporation and subject to inspection on written demand by any shareholder entitled to vote at the meeting; provided that (i) the shareholder’s demand is made in good faith for a proper purpose; (ii) the shareholder describes with reasonable particularity the shareholder’s purpose; and (iii) the list is directly connected with the shareholder’s purpose. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment. Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders. In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.

SECTION 1.8.      Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy (70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 1.8, the determination shall, to the extent permitted by law, apply to any adjournment thereof.

SECTION 1.9.      Notice of Shareholder Business.

(a)            At an annual meeting of the shareholders, the only items of business that shall be conducted are those which are proper subjects for action by the shareholders under Indiana law and which have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with this Section 1.9. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means by which a shareholder may propose business to be brought before the meeting. For any item of business (other than nomination of a person for election as a director which is subject to Section 1.10) to be properly brought before an annual meeting by a shareholder, the shareholder proposing the item of business (a “proposing shareholder”) must (A) be a record owner of shares of the Corporation’s common stock both at the time of giving the notice provided for in this Section 1.9 and at the time of the meeting, (B) be entitled to vote at the meeting, (C) have the legal right and authority to make the proposal for consideration at the meeting, (D) have given a notice which is timely as required by subsection (b) and in proper form as required by subsection (c), and (E) appear at the meeting in person or by a designated representative to present the item of business.

(b)            To be timely, a proposing shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the date that is no less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary date of the Corporation’s last annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the anniversary date of the Corporation’s last annual meeting of shareholders, notice by the proposing shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) days in advance of such annual meeting or, if later, ten (10) days following the date on which public disclosure of the date of the meeting is first made. For purposes of this Section 1.9 and Section 1.10, “public disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act. No adjournment or postponement of an annual meeting or announcement thereof shall commence a new time period for the giving of a timely notice as described above.

(c)            To be in proper form, a proposing shareholder’s notice to the Secretary shall set forth (i) the name and record address of the proposing shareholder(s); (ii) the class and number of the Corporation’s shares which are beneficially owned by the proposing shareholder(s) and Shareholder Associated Persons (as defined below); (iii) a brief description of any derivative instrument (as defined in IND. CODE §23-1-20-6.5 as in effect on August 8, 2019) or other agreement, arrangement, or understanding (including any swaps, warrants, short positions, profits interests, options, hedging transactions, or borrowed or loaned shares) with respect to the Corporation’s shares, engaged in, directly or indirectly by the proposing shareholder(s) and Shareholder Associated Persons, where the purpose or effect of such instrument, agreement, arrangement or understanding is to increase or decrease such shareholders’ or Shareholder Associated Persons’ ability to share in the profits derived from any increase in the value of the Corporation’s shares, mitigate economic exposure to changes in value of the shares, and/or increase or decrease the voting power of such shareholder(s) or Shareholder Associated Person(s); and (iv) as to each item of business being proposed (A) a brief description of the business to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) the text of the proposal or business (including the text of any resolutions or amendments to the Articles of Incorporation or these Bylaws proposed for consideration); (D) any material interest of the proposing shareholder(s) and Shareholder Associated Persons in such business; (E) a brief description of all agreements, arrangements or understandings between or among the proposing shareholder(s) and Shareholder Associated Person(s) or between or among any proposing shareholder or Shareholder Associated Person and any other person or entity in connection with such business; (F) a representation whether the proposing shareholder or Shareholder Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal; and (G) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. For purposes of this Section 1.9 and Section 1.10, the term “beneficial ownership” shall have the meaning specified in IND. CODE §23-1-20-3.5 as in effect on August 8, 2019, and the term “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as applicable, is made, and (iii) any person controlling, controlled by or under common control with, or acting in concert with, any such person referred to in the preceding clauses (i) and (ii).

(d)            A proposing shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof. Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.

(e)            No business shall be conducted at any annual meeting of shareholders except in accordance with the procedures set forth in this Section 1.9. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.9, and if the chairman should so determine, he or she shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies may have been solicited in respect of such business.

(f)            The requirements of this Section 1.9 shall apply to any item of business to be brought before a meeting of shareholders (other than the election of directors and any proposal properly made pursuant to Rule 14a-8 of the Exchange Act) regardless of whether the business is presented to shareholders directly at the meeting or by means of an independently financed proxy solicitation. The requirements of this Section 1.9 are included to provide the Corporation notice of a shareholder’s intention to bring business before a meeting and shall not be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before a meeting. Notwithstanding the foregoing provisions of this Section 1.9, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to business to be brought before a meeting of shareholders that is subject to this Section 1.9; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business to be brought before a meeting of shareholders pursuant to these Bylaws.

SECTION 1.10.      Notice of Shareholder Nominees.

(a)            Only persons who are nominated by or at the direction of the Board of Directors or by shareholders in accordance with the procedures set forth in this Section 1.10 shall be eligible for election as directors, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors in accordance with this Section 1.10 may be made (i) at or prior to a meeting of shareholders by or at the direction of the Board of Directors or by any nominating committee or person appointed by or at the direction of the Board of Directors, and (ii) at an annual meeting of shareholders or a special meeting of shareholders (but only if the election of directors is a matter specified in the notice of special meeting) by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.10 (a “nominating shareholder”). Such nominations shall be made pursuant to a notice which is timely as required by subsection (b) and in proper form as required by subsection (c) and any person proposed to be nominated (a “proposed nominee”) must be eligible for election as required by subsection (e).

(b)            To be timely, a nominating shareholder’s notice, if it relates to an annual meeting of shareholders, must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the date that is not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary date of the Corporation’s last annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the anniversary date of the Corporation’s last annual meeting of shareholders, notice by the nominating shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) days in advance of such annual meeting or, if later, ten (10) days following the date on which public disclosure of the date of the meeting is first made. No adjournment or postponement of an annual meeting or announcement thereof shall commence a new time period for the giving of a timely notice as described above. If the nominating shareholder notice of a proposed nominee relates to a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, it must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days in advance of the date of the special meeting, or, if later, the tenth (10th) day after public disclosure of the date of the special meeting is made.

(c)            To be in proper form for purposes of this Section 1.10, a nominating shareholder’s notice shall set forth: (i) the name and record address of the nominating shareholder(s) and their Shareholder Associated Person(s) (ii) the class and number of the Corporation’s shares which are beneficially owned by the nominating shareholder(s) and the Shareholder Associated Person(s), (iii) a brief description of any derivative instrument (as defined in Section 1.9(c)(iii)) or any other agreement, arrangement, or understanding engaged in, directly or indirectly, by the nominating shareholder(s) and the Shareholder Associated Person(s) with respect to the Corporation’s shares, (iv) as to each proposed nominee, (A) the proposed nominee’s name, age, business address and residence address; (B) the proposed nominee’s principal occupation or employment; (C) the class and number of the Corporation’s shares which are beneficially owned by the proposed nominee; (D) a brief description of any derivative instrument (as defined in Section 1.9(c)(iii)) or any other agreement, arrangement, or understanding engaged in, directly or indirectly, by the proposed nominee with respect to the Corporation’s shares; (E) a brief description of all material agreements, arrangements, understandings or relationships, including all direct or indirect compensatory arrangements, between or among the proposed nominee, the nominating shareholder(s) or any of the Shareholder Associated Person(s); (F) a representation whether the nominating shareholder or any of the Shareholder Associated Person(s) intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to elect the proposed nominee and/or otherwise to solicit proxies from shareholders in support of the nomination; (G) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by such shareholder; (H) a representation that the nominating shareholder intends to solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors; and (I) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including without limitation the proposed nominee’s written consent to being named as a nominee in a proxy statement and form of proxy and to serving as a director if elected). A shareholder who has delivered a notice of nomination pursuant to this Section 1.10 shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 promulgated under the Exchange Act and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed), reasonable evidence that it has complied with such requirements.

(d)            A nominating shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof. Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.

(e)            To be eligible as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under paragraph (b) of this Section 1.10) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of the proposed nominee, including without limitation as to the independence of the proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the Corporation or (B) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) agrees, if elected, to serve as a member of the Board of Directors for the entire term and would be in compliance, if elected as a director of the Corporation, and will comply with all applicable codes of conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and other guidelines and policies applicable to members of the Board of Directors.

(f)            The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under applicable listing rules or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(g)            The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not so declared in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. The requirements of this Section 1.10 are included to provide the Corporation notice of a shareholder’s intention to nominate a proposed nominee and shall not be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to nominating any such proposed nominee for a meeting of shareholders. Notwithstanding the foregoing provisions of this Section 1.10, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the nomination of any director that is subject to this Section 1.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to these Bylaws. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

SECTION 1.11.      Inclusion of Shareholder Director Nominations in the Corporation’s Proxy Materials. Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Section 1.11, including qualifying as an Eligible Shareholder (as defined in paragraph (d) below) and that expressly requests at the time of providing the written notice required by this Section 1.11 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 1.11. For the purposes of this Section 1.11:

(1)            “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(2)            “Constituent Holder” shall mean any shareholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (d) below) or beneficial holder whose share ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (d) below) or qualifying as an Eligible Shareholder (as defined in paragraph (d) below);

(3)            “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4)            a shareholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the shareholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A shareholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period (i) in which shares have been loaned in the ordinary course of business if the person claiming ownership may recall such loaned shares on no more than three (3) business days’ notice and has recalled such loaned shares as of the date of the Proxy Access Notice and holds such shares through the date of the annual meeting of shareholders or (ii) any voting power over such shares has been delegated by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(a)            For purposes of this Section 1.11, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareholder so elects, a Statement (as defined in paragraph (f) below). The Corporation shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(b)            To be timely, a shareholder’s Proxy Access Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation within the time periods applicable to shareholder notices of nominations pursuant to Section 1.10 of these Bylaws. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(c)            The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.11 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board of Directors) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (rounded down to the nearest whole number) (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 1.11 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall not exceed the number of directors to be elected at such annual meeting and the Permitted Number shall be reduced by:

(1)            the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause (1) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual meetings, but only to the extent the Permitted Number after such reduction with respect to this clause (1) equals or exceeds one; and

(2)            the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 1.11, other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual meetings;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.11 exceeds the Permitted Number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareholder has selected one (1) Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d)            An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 1.11, and as of the record date for determining shareholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose share ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are (I) part of the same family of funds and sponsored by the same employer or (II) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (each of the foregoing, a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this paragraph (d), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 1.11. No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 1.11 (and, for the avoidance of doubt, no shareholder may be a member of more than one group constituting an Eligible Shareholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (d), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(e)            No later than the final date when a nomination pursuant to this Section 1.11 may be timely delivered to the Corporation, an Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:

(1)            with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(2)            one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(i)            within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(ii)            immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

(3)            any information relating to such Eligible Shareholder (including any Constituent Holder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Shareholder’s Shareholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Shareholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(4)            a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Shareholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Shareholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant;

(5)            a representation that such person:

(i)            acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;

(ii)            has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 1.11;

(iii)            has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(iv)            has not and will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(v)            has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and has otherwise complied and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 1.11;

(6)            in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(7)            an undertaking that such person agrees to:

(i)            assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder (including such person) provided to the Corporation; and

(ii)            file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

(iii)            In addition, no later than the final date when a nomination pursuant to this Section 1.11 may be delivered to the Corporation, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 1.11 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth (5th) day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(f)            The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 1.11 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.11, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes:

(i)            would violate any applicable law, rule, regulation or listing standard;

(ii)            is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

(iii)            directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(g)            No later than the final date when a nomination pursuant to this Section 1.11 may be delivered to the Corporation, each Shareholder Nominee must:

(i)            provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee:

(A)            consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected;

(B)            agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines any other Corporation policies and guidelines applicable to directors; and

(C)            is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation;

(ii)            complete, sign and submit all questionnaires, representations and agreements required by these Bylaws or of the Corporation’s directors generally; and

(iii)            provide such additional information as necessary to permit the Board of Directors to determine if such Shareholder Nominee:

(A)            is independent under the listing standards of the NYSE, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;

(B)            has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining director independence;

(C)            would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the NYSE or any applicable law, rule or regulation; and

(D)            is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

(E)            In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

(h)            Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Shareholder Nominee’s death or disability), or (2) does not receive votes cast in favor of the Shareholder Nominee’s election of at least twenty percent (20%) of the shares represented in person or by proxy at the annual meeting, will be ineligible to be a Shareholder Nominee pursuant to this Section 1.11 for the next two annual meetings. Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 1.11 or any other provision of these Bylaws, the Articles of Incorporation or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders and no other nominee may be substituted by the Eligible Shareholder who nominated such Nominee.

(i)            The Corporation shall not be required to include, pursuant to this Section 1.11, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(i)            who is not independent under the listing standards of the NYSE, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded and applicable securities laws, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), or who is not independent for the purposes of the requirements under the FDIC Improvement Act related to designation as an “outside director”;

(ii)            whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the NYSE, or any applicable law, rule or regulation;

(iii)            who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(iv)            whose then-current or within the preceding ten (10) years’ business or personal interests place such Shareholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Shareholder Nominee to violate any fiduciary duties of directors established pursuant to Indiana law, as determined by the Board of Directors;

(v)            who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(vi)            who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(vii)            if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 1.11 or any agreement, representation or undertaking required by this Section 1.11;

(viii)            if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting; or

(ix)            if the Corporation receives a notice pursuant to Section 1.10 of these Bylaws that a shareholder intends to nominate a candidate for director at the annual meeting of shareholders.

For the purposes of this paragraph, clauses (i) and (ii) and, to the extent related to a breach or failure by the Shareholder Nominee, clause (iii) will result in the exclusion from the proxy materials pursuant to this Section 1.11 of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareholder Nominee to be nominated; provided, however, that clause (iv) and, to the extent related to a breach or failure by an Eligible Shareholder (or any Constituent Holder), clause (iii) will result in the Voting Stock owned by such Eligible Shareholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Shareholder, the exclusion from the proxy materials pursuant to this Section 1.11 of all of the applicable shareholder’s Shareholder Nominees from the applicable annual meeting of shareholders or, if the proxy statement has already been filed, the ineligibility of all of such shareholder’s Shareholder Nominees to be nominated).

ARTICLE II

Board of Directors

SECTION 2.1.      General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

SECTION 2.2.      Number and Qualifications. The number of directors which shall constitute the Board of Directors shall be nine (9), which number may be either increased or diminished by resolution adopted by not less than a majority of the directors then in office; provided that the number may not be diminished below five (5), and no reduction in number shall have the effect of shortening the term of any incumbent director. In the event that the holders of shares of preferred stock become entitled to elect a certain number of directors, the number of directors and the minimum number of directors shall be increased by such number. Neither ownership of stock of the Corporation nor residence in the State of Indiana shall be required as a qualification for a director.

SECTION 2.3.      Classes of Directors and Terms. The Board of Directors shall be divided into three classes as nearly equal in number as possible, until the conclusion of the 2027 annual meeting of shareholders (the “2027 Annual Meeting”), as described below. Class I directors have a term expiring at the 2025 annual meeting of shareholders (the “2025 Annual Meeting”); Class II directors have a term expiring at the 2026 annual meeting of shareholders; and Class III directors have a term expiring at the 2027 Annual Meeting. Each director elected by the shareholders prior to the 2025 Annual Meeting shall continue to serve as a director for the term for which such director was elected. Each director elected at or after the 2025 Annual Meeting shall be elected for a term expiring at the next annual meeting of shareholders. After the conclusion of the 2027 Annual Meeting, the Board of Directors shall cease to be classified. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the director he or she succeeds or, in the event of an increase in the number of directors, until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.7, their removal in accordance with Section 2.8, or if there has been a reduction in the number of directors until the end of their respective terms. The classes and terms of the directors shall not be governed by IND. CODE §23-1- 33-6(c).

SECTION 2.4.      Election of Directors. Subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each meeting of shareholders, each director to be elected at the meeting shall be elected by a vote of the majority of the votes cast with respect to such director by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present; provided that if the number of nominees for director exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present, shall be elected. For purposes of this Section 2.4, a “majority of the votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election) and a “plurality of the votes cast” shall mean that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected.

The election of directors by the shareholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.

If the holders of preferred stock are entitled to elect any directors voting separately as a class or series, those directors shall be elected by a plurality of the votes cast by the holders of shares of preferred stock entitled to vote in the election at the meeting, provided a quorum of the holders of shares of preferred stock is present.

SECTION 2.5.      Meetings of Directors.

(a)            Annual Meeting. Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting. No notice of the meeting need be given, except in the case an amendment to the Bylaws is to be considered.

(b)            Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which those meetings shall be held. Notice of regular meetings need not be given except when an amendment to the Bylaws is to be considered. Whenever the time or place of regular meetings shall be fixed or changed, notice of this action shall be mailed promptly to each director not present when the action was taken, addressed to the director at his or her residence or usual place of business.

(c)            Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary at the request of a majority of the directors then in office. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director at his or her residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director at such place by facsimile transmission or other form of electronic communication or personally delivered, not later than twelve (12) hours in advance of when the meeting is to be held. The notice shall state the time and place (which may be within or outside the State of Indiana) of the meeting but, unless otherwise required by statute, the Articles of Incorporation or the Bylaws, need not state the purposes thereof.

Notice of any meeting need not be given to any director, however, who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation. No notice need be given of any meeting at which every member of the Board of Directors shall be present.

SECTION 2.6.      Quorum and Manner of Acting. A majority of the actual number of directors established pursuant to Section 2.2, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies on the Board of Directors under Section 2.4 or voting on a conflict of interest transaction under Section 2.12. The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by the Bylaws. Any or all directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in this manner shall constitute presence in person at the meeting. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. No notice of any adjourned meeting need be given.

SECTION 2.7.      Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 2.8.      Removal of Directors. Any director, other than a director elected by holders of preferred stock voting as a class, may be removed from office at any time but only for cause and only upon the affirmative vote of at least a majority of all the outstanding shares of Voting Stock (as defined in Article 9(e) of the Articles of Incorporation), voting together as a single class.

SECTION 2.9.      Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if taken by all members of the Board of Directors or such committee, as the case may be, evidenced by a written consent signed by all such members and effective on the date, either prior or subsequent to the date of the consent, specified in the written consent, or if no effective date is specified in the written consent, the date on which the consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 2.10.      Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, if present, and shall have such powers and perform such duties as are assigned to him or her by the Bylaws and by the Board of Directors. At any time in which the Chairman of the Board is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chairman or determines that the Chairman is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted to the Chief Executive Officer, or if he or she is unable to perform such duties and exercise such powers, to the Board’s presiding or lead director (if one shall have been previously selected).

SECTION 2.11.      Committees. The Board of Directors may designate from among its members one or more committees. Such committees shall have those powers of the Board of Directors which may by law be delegated to such committees and are specified by resolution of the Board of Directors or by committee charters approved by the Board of Directors.

SECTION 2.12.      Transactions with Corporation. No transactions with the Corporation in which one or more of its directors has a direct or indirect interest shall be either void or voidable solely because of such interest if any one of the following is true:

(a)            the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members);

(b)            the material facts of the transaction and the director’s interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote; or

(c)            the transaction is fair to the Corporation.

If a majority of the directors or committee members who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for purposes of taking action under subsection (a) of this Section 2.12. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under subsection (a) of this Section 2.12.

SECTION 2.13.      Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of directors and additional compensation for such additional services any of such directors may perform for the Corporation.

ARTICLE III

Officers

SECTION 3.1.      Chief Executive Officer. The Board of Directors shall appoint a Chief Executive Officer to serve at the pleasure of the Board of Directors. The Chief Executive Officer shall have general supervisory responsibility over the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall be the primary executive officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

SECTION 3.2.      Chief Financial Officer. The Board of Directors shall appoint a Chief Financial Officer of the Corporation to serve at the pleasure of the Board of Directors. The Chief Financial Officer shall, subject to the control of the Board of Directors, have the responsibility for maintaining the financial records of the Corporation. He or she shall render from time to time an account of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws.

SECTION 3.3.      Secretary and Assistant Secretaries. The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors. The Secretary of the Corporation shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors, (b) authenticate records of the Corporation, (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) in general, have such powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 3.4.      Treasurer. The Treasurer, if any, shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as authorized by the Board of Directors or the Chief Executive Officer, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

SECTION 3.5.      Other Officers. At any meeting of the Board of Directors, the Board of Directors may elect a President (who may or may not be the Chief Executive Officer), Vice Presidents (who may be designated as Executive Vice Presidents, Senior Vice Presidents or have other similar titles), Assistant Treasurers, Assistant Secretaries or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer. Any two (2) or more offices may be held by the same person. The Board of Directors may delegate to any officer the power to appoint any such officers or agents and to prescribe their respective terms of office, powers and duties.

SECTION 3.6.      Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Articles of Incorporation, any officer may be removed in the manner provided in Section 3.8 of these Bylaws.

SECTION 3.7.      Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 3.8.      Removal. Officers of the Corporation may be removed or suspended, either for or without cause, at any meeting of the Board of Directors called for the purpose, by the vote of a majority of the actual number of directors elected and qualified. The officers and agents elected or appointed in accordance with the provisions of Sections 3.1-3.5 may be removed or suspended, either for or without cause, at any meeting of the Board of Directors at which a quorum be present, by the vote of a majority of the directors present at such meeting, by any officer upon whom such power of removal or suspension shall have been conferred by the Board of Directors, or by any officer to whom the power to appoint such officer has been delegated by the Board of Directors pursuant to Section 3.5. Any removal or suspension shall be without prejudice to the contract rights, if any, of the person so removed or suspended.

SECTION 3.9.      Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by an officer authorized under these Bylaws to appoint a person to serve in such office.

ARTICLE IV

Execution of Instruments and Deposit of Corporate Funds

SECTION 4.1.      Execution of Instruments Generally. All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation. Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.

SECTION 4.2.      Notes, Checks, Other Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

SECTION 4.3.      Proxies. Proxies, powers of attorney, or consents to vote with respect to shares or units of other corporations or other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors. Persons with authority to execute proxies, powers of attorney, or consents under this Section 4.3 may delegate that authority unless prohibited by the Board of Directors. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

ARTICLE V

Shares

SECTION 5.1.      Certificates for Shares. Shares in the Corporation may be issued in book-entry form or evidenced by certificates. However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of such officers, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book- entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

SECTION 5.2.      Transfer of Shares. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares. The Corporation and its transfer agents and registrars shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

SECTION 5.3.      Regulations. Subject to the provisions of this Article V, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

SECTION 5.4.      Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

SECTION 5.5.      Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

ARTICLE VI

Indemnification

SECTION 6.1.      Right to Indemnification.

(a)            The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (“Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such Eligible Person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines or penalties (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding.

(b)            Notwithstanding Section 6.1(a), the Corporation shall not be obligated to indemnify an Eligible Person with respect to a Proceeding (or part thereof) commenced by such Eligible Person, except with respect to (i) a judicial adjudication or arbitration commenced by the Eligible Person under Section 6.5(e) or (f), as to which the rights to indemnification are provided pursuant Section 6.5(h), or (ii) a Proceeding (or part thereof) that was authorized or consented to by the Board of Directors of the Corporation.

(c)            In the event a Proceeding arises out of an Eligible Person’s service to a Covered Entity, the indemnification provided by the Corporation under this Article VI shall be secondary to and not pari passu with any indemnification provided by the Covered Entity. However, the Corporation may provide indemnification to the Eligible Person in the first instance, in which case the Corporation shall be subrogated to the extent of such payment to the rights of the Eligible Person with respect to the indemnification provided by the Covered Entity and any insurance coverage maintained by the Covered Entity on behalf of the Eligible Person.

(d)            Any right of an Eligible Person to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, advancement of any expenses incurred by the Eligible Person in connection with such Proceeding in accordance with Section 6.4.

SECTION 6.2.      Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Eligible Person against any expense, judgments, fines and amounts paid in settlement as specified in Section 6.1 or incurred by any Eligible Person in connection with any Proceeding referred to in such section, to the fullest extent permitted by applicable law now or hereafter in effect. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity supplemental to or in furtherance of the provisions of this Article VI and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and advancement of expenses as provided in this Article VI.

SECTION 6.3.      Non-Exclusive Rights; Applicability to Certain Proceedings. The rights provided in this Article VI shall not be exclusive of any other rights to which any Eligible Person may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Eligible Person and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

SECTION 6.4.      Advancement of Expenses.

(a)            Except as provided under Sections 6.4(b) and (c) below, all reasonable expenses incurred by or on behalf of an Eligible Person in connection with any Proceeding shall be advanced to the Eligible Person by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the Eligible Person complying with this Section 6.4 and Section 6.5 requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, unless a determination has been made pursuant to Section 6.5 that such Eligible Person is not entitled to indemnification. Any such statement or statements shall reasonably evidence the expenses incurred by the Eligible Person and shall include (i) a written representation that, in connection with the matters giving rise to the Proceeding, the Eligible Person was acting in good faith and in what he or she believed to be the best interests of the Corporation or at least not opposed to the best interests of the Corporation, and (ii) a written affirmation or undertaking to repay advances if it is ultimately determined that the Eligible Person is not entitled to indemnification under this Article VI.

(b)            Notwithstanding Section 6.4(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred after the Eligible Person’s conviction by a trial court of competent jurisdiction of, or plea of guilty or nolo contendere or its equivalent to, a crime arising from the circumstances giving rise to the Proceeding.

(c)            Notwithstanding Section 6.4(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred by or on behalf of Eligible Persons for judicial adjudications or arbitrations under Section 6.5(e) or (f).

SECTION 6.5.      Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to and the right to indemnification and advancement of expenses under this Article VI.

(a)            To obtain indemnification under this Article VI, an Eligible Person shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Eligible Person and reasonably necessary to determine whether and to what extent the Eligible Person is entitled to indemnification (the “Supporting Documentation”). The determination of the Eligible Person’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such request, advise the Board in writing of the Eligible Person’s request.

(b)            An Eligible Person’s entitlement to indemnification under this Article VI shall be determined in one of the following methods, such method to be selected by the Board of Directors, regardless of whether there are any Disinterested Directors (as hereinafter defined): (i) by a majority vote of the Disinterested Directors, if they constitute a quorum of the Board; (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a committee designated by the Board consisting of two (2) or more Disinterested Directors, (iii) by a written opinion of Special Counsel (as hereinafter defined) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to the shareholders for their determination); or (iv) as provided in subsection (d).

(c)            In the event the determination of entitlement is to be made by Special Counsel, a majority of the Disinterested Directors shall select the Special Counsel, but only Special Counsel to which the Eligible Person does not reasonably object.

(d)            In any event, if the person or persons empowered under subsection (b) to determine entitlement shall not have been appointed or shall not have made a determination within sixty (60) days (one hundred twenty (120) days in the case of a determination to be made by shareholders) after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Eligible Person shall be deemed to be, and shall be, entitled to indemnification and advancement of expenses unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of an Eligible Person to indemnification or create a presumption that the Eligible Person did not act in good faith and in a manner which the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

(e)            In the event that a determination is made that the Eligible Person is not entitled to indemnification (i) the Eligible Person shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Eligible Person’s sole option, in (A) an appropriate court of the State of Indiana or any other court of competent jurisdiction or (B) an arbitration to be conducted in Indianapolis, Indiana, by a single arbitrator pursuant to the rules of the American Arbitration Association; and (ii) in any such judicial proceeding or arbitration the Eligible Person shall not be prejudiced by reason of the prior determination pursuant to this Section 6.5.

(f)            If a determination shall have been made or deemed to have been made that the Eligible Person is entitled to indemnification, the Corporation shall be obligated to pay the amounts incurred by the Eligible Person within ten (10) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. In the event that (A) any advancement of expenses is not timely made pursuant to Section 6.4 or (B) payment of indemnification is not made within ten (10) days after a determination of entitlement to indemnification has been made, the Eligible Person shall be entitled to seek judicial enforcement of the Corporation’s obligation, to pay to the Eligible Person such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Indiana or any other court of competent jurisdiction, contesting the right of the Eligible Person to receive indemnification hereunder due to the occurrence of an event described in clause (i) or (ii) of this subsection (f) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(g)            The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.5 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by the provisions of this Article VI.

(h)            In the event that the Eligible Person seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of this Article VI, the Eligible Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation, against, any expenses actually and reasonably incurred by the Eligible Person in connection with such adjudication or arbitration if the Eligible Person prevails in such adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Eligible Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Eligible Person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

SECTION 6.6.      Certain Definitions. For purposes of this Article VI:

(a)            “Disinterested Director” means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Eligible Person.

(b)            “Special Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. In addition, any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Eligible Person in an action to determine the Eligible Person’s rights under this Article VI may not act as Special Counsel.

SECTION 6.7.      Indemnification of Agents. Notwithstanding any other provisions of this Article VI, the Corporation may, consistent with the provisions of applicable law, indemnify any person other than a director, officer or employee of the Corporation who is or was an agent of the Corporation and who is or was involved in any manner (including, without limitation, as party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an agent of the Corporation or, at the request of the Corporation, a director, officer, partner, member, manager, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such person in connection with any such Proceeding, consistent with the provisions of applicable law.

SECTION 6.8.      Effect of Amendment or Repeal. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article VI shall adversely affect the rights of any Eligible Person under this Article VI with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision without the written consent of such Eligible Person.

SECTION 6.9.      Severability. If any of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

Miscellaneous

SECTION 7.1.      Corporate Seal. The Seal of the Corporation shall consist of a circular disk around the circumference of which shall appear the words:

“ELANCO ANIMAL HEALTH INCORPORATED, GREENFIELD, INDIANA”.

SECTION 7.2.      Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

SECTION 7.3.      Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within Hancock County, Indiana or Marion County, Indiana or, if no such state court has jurisdiction, the federal district court for the Southern District of Indiana, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or shareholder of the Corporation (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Indiana Business Corporation Law, as amended from time to time, or the Articles of Incorporation or these Bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine.

SECTION 7.4.      Amendment of Bylaws. Except as otherwise expressly provided by the Indiana Business Corporation Law or the Articles of Incorporation, as either may be amended from time to time, these Bylaws may be amended or repealed, or new Bylaws may be adopted, either (a) at any regular or special meeting of the Board of Directors, by the affirmative vote of at least a majority of the Board of Directors, or (b) at any annual or special meeting of shareholders for which the meeting notice designates that making, amending or repealing provisions of the Bylaws is to be considered, by the affirmative vote of at least a majority of all shares of Voting Stock, voting together as a single class.

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